EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Alternative Fuels Americas, Inc.

305 S. Andrews Avenue

Suite 209

Fort Lauderdale, Florida 33301

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Form S-8 of Alternative Fuels Americas, Inc. of our report dated April 14, 2014, with respect to the balance sheets of Alternative Fuels Americas, Inc. as of December 31, 2012 and 2013 and related statements of income, retained earnings and cash flows for the years then ended.

/s/ DeMeo, Young & McGrath

 A Goldstein, Schechter, Koch, P.A. Company

Fort Lauderdale, Florida

January 6, 2015